SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 30, 2007
GRUBB & ELLIS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307

(State or other jurisdiction of formation)	(Commission File Number)	(IRS Employer Identification No.)
500 West Monroe Street, Suite 2800, Chicago, Illinois 60661

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (312) 698-6700
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On April 30, 2007, Grubb & Ellis Company (the “Company”), through GERA Property Acquisition LLC (“GERA”), a wholly-owned subsidiary, amended its Purchase and Sale Agreement, dated February 20, 2007, as amended (the “Purchase Agreement”), with Danbury Buildings, Inc. and Danbury Buildings Co., L.P. (“Seller”) (the “Amendment”), which provided for the purchase of certain properties located at 39 Old Ridgebury Road and 55 Old Ridgebury Road, Danbury, Connecticut. The Amendment excludes the property located at 55 Old Ridgebury Road from the property to be purchased under the Purchase Agreement and reduces the purchase price by $5,250,000 to $80,750,000. The Amendment further provides that Seller will perform all investigations and remediation work (the “Remediation Work”) which are required in order to comply with the Connecticut Transfer Act (the “Act”) with respect to the transfer of the property located at 39 Old Ridgebury Road (the “Danbury Property”) and that the Remediation Work will be secured through completion of the Remediation Work by an escrow deposit of $2,000,000 and by guarantees from two additional entities. Moreover, the Amendment provides that Seller will be the “Certifying Party” for purposes of the Act. The Amendment also grants to GERA an option to extend the outside closing date for the purchase from July 31, 2007 to August 30, 2007 provided GERA gives written notice to Seller on or prior to July 17, 2007 and makes an additional earnest money deposit of $1,000,000. In addition, the Amendment requires that Seller provide updated Confirming Tenant Estoppel Certificates to GERA prior to closing of the transaction.
     Also on April 30, 2007, the Company, through GERA, entered into another amendment (the “Letter Amendment”) to the Purchase Agreement. The Letter Amendment extended the expiration date of the inspection period provided for under the Purchase Agreement from May 1, 2007 to May 2, 2007.
     Upon completion of the inspection period, the Company made an additional deposit of $1,000,000 pursuant to the terms of the Purchase Agreement. The Company has now deposited an aggregate of $2,000,000 on a non-refundable basis towards the $80,750,000 purchase price for the Danbury Property.
     As previously disclosed on the Company’s Current Reports on Form 8-K filed on February 15, 2007 and February 28, 2007, the Company acquired the Abrams Office Centre property located in Dallas, Texas (the “Abrams Property”) and the 6400 Shafer Court property located in Rosemont, Illinois (the “Shafer Property” and together with the Abrams Property and the Danbury Property, the “Properties”) with the intention to hold such properties for future sale to Grubb & Ellis Realty Advisors, Inc. (“Realty Advisors”). The Company’s current intention is for Realty Advisors to directly or indirectly acquire the Danbury Property from Seller pursuant to the Purchase Agreement simultaneously with Realty Advisors’ direct or indirect acquisition of the Abrams Property and Shafer Property from the Company. The Company and Realty Advisors, however, do not have any current arrangement or agreement with respect to the Properties and Realty Advisors does not have any obligation to purchase the Properties from the Company either directly or indirectly. Any subsequent acquisition by Realty Advisors of the Properties in connection with a business combination (as the Properties are of a sufficient value to constitute a business combination by Realty Advisors) would be subject to the prior approval of both Realty Advisors’ Board of Directors and its stockholders.

     The foregoing is only intended to be a summary of the terms of the Amendment and Letter Amendment to the Purchase Agreement and is not intended to be a complete discussion of such documents. Accordingly, the following is qualified in its entirety by reference to the Amendment and Letter Amendment to the Purchase Agreement, which are annexed as Exhibits to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) The following are filed as Exhibits to this Current Report on Form 8-K:
99.1	Amendment to the Purchase and Sale Agreement dated April 30, 2007, by and among Danbury Buildings, Inc. and Danbury Buildings Co., L.P. & GERA Property Acquisition LLC.

99.2	Letter Amendment to the Purchase and Sale Agreement dated April 30, 2007, by and among Danbury Buildings, Inc. and Danbury Buildings Co., L.P. & GERA Property Acquisition LLC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY
By:	/s/ Robert Z. Slaughter
Robert Z. Slaughter
Executive Vice President and General Counsel

Dated: May 3, 2007